Exhibit 99.j(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 25, 2008, relating to the financial statements and financial highlights which appears in the December 31, 2007 Annual Report to Shareholders of Credit Suisse Trust - Global Small Cap Portfolio, Credit Suisse Trust - International Focus Portfolio, Credit Suisse Trust - Emerging Markets Portfolio, Credit Suisse Trust - Large Cap Value Portfolio, Credit Suisse Trust - Commodity Return Strategy Portfolio, Credit Suisse Trust - Mid-Cap Core Portfolio, Credit Suisse Trust - Small Cap Core I Portfolio and Credit Suisse Trust - Blue Chip Portfolio (constituting the Credit Suisse Trust), which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the heading “Independent Registered Public Accounting Firm and Counsel” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

April 16, 2008